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                                                                   EXHIBIT 4.2.2

                             FORM OF PREFERRED STOCK

                                FACE OF SECURITY

         [THE SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT INCLUDING ANY EXEMPTION PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (2) TO THE COMPANY, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (4) PURSUANT TO A PLAN OF REORGANIZATION OF ORION REFINING CORPORATION ("ORION") IN EXCHANGE, OR PRINCIPALLY IN EXCHANGE, FOR A CLAIM AGAINST OR INTEREST IN ORION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER OF THIS SECURITY WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT."](1)

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(1)      Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a Transfer Restricted Security or is distributed pursuant to clause (4).

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Certificate Number                                           Number of Shares of
                                                     Convertible Preferred Stock
_________                                                   ____________________

                                                CUSIP NO.: __________________(2)

     2% Mandatory Convertible Preferred stock (par value $0.01) (liquidation preference $25 per share of Convertible Preferred Stock)

                                       of

                            Valero Energy Corporation

         Valero Energy Corporation, a Delaware corporation (the "Company"), hereby certifies that ______________________________ (the "Holder") is the registered owner of ____________ fully paid and non-assessable preferred securities of the Company designated the 2% Mandatory Convertible Preferred Stock (par value $0.01) (liquidation preference $25 per share of Preferred Stock) (the "Preferred Stock"). The shares of Preferred Stock are transferable on the books and records of the transfer agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated June 30, 2003, as the same may be amended from time to time (the "Certificate of Designation"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

         Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

         Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

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(2)      CUSIP Number _________________, if not a Transfer Restricted Security.

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         IN WITNESS WHEREOF, the Company has executed this certificate this 1st day of July, 2003.

                                         VALERO ENERGY CORPORATION

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

ATTEST:

By:_________________________________
Name:_______________________________
Title: Secretary or Assistant Secretary

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                               REVERSE OF SECURITY

         Cash dividends on each share of Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designation to the extent declared by the Company's Board of Directors.

         The shares of Preferred Stock shall be converted into the Company's Common Stock on July 1, 2006 at the then prevailing conversion ratio, but prior to that time shall be convertible into the Company's Common Stock in the manner and according to the terms set forth in the Certificate of Designation.

         The Company will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

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                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:

(Insert assignee's social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Preferred Stock evidenced hereby on the books of the transfer agent. The agent may substitute another to act for him or her.

Date:      ___________________________

Signature: _______________________________________________
(Sign exactly as your name appears on the other side of this Preferred Stock Certificate)

Signature Guarantee:(3)___________________________________

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(3)      (Signature must be guaranteed by an "eligible guarantor institution"
that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the transfer agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the transfer agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

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